Exhibit 23.3

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

9601 AMBERGLEN BLVD., SUITE 117 AUSTIN, TEXAS 78729-1106 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817- 336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 625 HOUSTON, TEXAS 77002-5008 713-651-9944

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm and to our report on the estimated proved oil and natural gas reserve quantities of Chaparral Energy, Inc. and its consolidated subsidiaries presented as of December 31, 2012, 2011, and 2010 included in Chaparral Energy, Inc.’s Registration Statement on Form S-4, including any amendments thereto, as well as in the notes to the financial statements included therein (collectively, the “Form S-4”), to be filed with the Securities and Exchange Commission.

We further consent to the use of our name as it appears under the caption “Experts” in Chaparral Energy, Inc.’s Registration Statement on Form S-4.

Sincerely,

/s/ CAWLEY, GILLESPIE & ASSOCIATES, INC.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

Fort Worth, Texas

April 22, 2013